Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22591 and 333-84938) pertaining to The Liberty Corporation Retirement and Savings Plan as Amended and Restated Effective January 1, 2002 of our report dated June 4, 2004, with respect to the financial statements and schedule of The Liberty Corporation Retirement and Savings Plan as Amended and Restated Effective January 1, 2002 included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Greenville, South Carolina
June 25, 2004

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